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Exhibit (11) - Statement Re:  Computation of Earnings Per Share

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COMPUTATION OF EARNINGS PER SHARE
Comerica Incorporated and Subsidiaries

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(In thousands, except per share data)

                                     Three Months Ended      Nine Months Ended
                                        September 30            September 30
                                     -------------------    -------------------
                                        1997        1996        1997       1996
                                     --------   --------    --------   --------
Primary:
  Average shares outstanding          105,449    110,481     105,946    114,685
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,694      2,057       2,436      1,878
                                     --------   --------    --------   --------
    Primary average shares            108,143    112,538     108,382    116,563
                                     ========   ========    ========   ========

Net income                           $137,067   $121,518    $390,549   $356,345
Less preferred stock dividends          4,275      4,750      12,825      4,750
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $132,792   $116,768    $377,724   $351,595
                                     ========   ========    ========   ========

Primary net income per share            $1.23      $1.04       $3.49      $3.02

Fully diluted:
  Average shares outstanding          105,449    110,481     105,946    114,685
  Common stock equivalent:
    Net effect of the assumed
      exercise of stock options         2,889      2,310       2,945      2,373
                                     --------   --------    --------   --------
    Fully diluted average shares      108,338    112,791     108,891    117,058
                                     ========   ========    ========   ========

Net income                           $137,067   $121,518    $390,549   $356,345
Less preferred stock dividends          4,275      4,750      12,825      4,750
                                     --------   --------    --------   --------
Net income applicable to common
  stock                              $132,792   $116,768    $377,724   $351,595
                                     ========   ========    ========   ========
Fully diluted net income
  per share                             $1.23      $1.04       $3.47      $3.00

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